SCHEDULE OF COMPUTATION OF EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT
SHARE

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
                                                           THREE MONTHS ENDED                          NINE MONTHS ENDED
                                                             SEPTEMBER 30,                               SEPTEMBER 30,
                                                   -----------------------------------        ------------------------------------
                                                        1996               1995                    1996                1995
                                                   ---------------    ----------------        ----------------    ----------------
Net income (loss)                                  $      118,000      ($     766,000)        $      1,214,000      ($  1,513,000)
                                                   ---------------    ---------------         ----------------    ---------------

Weighted average number of common shares
outstanding during the period                          13,515,282          12,632,768               13,442,258         12,189,873

Add:       Common equivalent shares
           determined using the "Treasury
           Stock" Method representing
           shares issuable upon exercise of
           stock options and warrants.                    129,597                  --                  571,108                 --
                                                   ---------------    ---------------         ----------------    ---------------

Weighted average number of common and
common equivalent shares outstanding                   13,644,879          12,632,768               14,013,366         12,189,873
                                                   ---------------    ---------------         ----------------    ---------------


Earnings (loss) per common and common
equivalent share                                   $          .01      ($         .06)         $           .09     ($         .12)
                                                   ===============    ===============         ================    ===============
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